                                                                   Exhibit 10.26


                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT is made and entered into as of February 12, 1999, by and among Geoworks Corporation, a Delaware corporation (the "Company") and Amazon.com, Inc., a Delaware corporation (the "Purchaser").

        The Parties agree as follows:

                 ARTICLE I - PURCHASE OF ASSETS, ASSIGNMENT AND
                   ASSUMPTION OF LEASES, EMPLOYEE ARRANGEMENTS
                               AND STOCK PURCHASE

1.1     PURCHASE OF TANGIBLE ASSETS AND ASSIGNMENT AND ASSUMPTION OF LEASES AT
        CLOSING

        (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company hereby agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby agrees to purchase, acquire and accept from the Company, all of the Company's right, title and interest in and to all of the tangible assets of every type and description of the Company located at the Company's office at 1107 N.E. 45th Street, Suite 120, Seattle, Washington (the "Seattle Office"), whether real, personal or mixed, and whether or not reflected on the books and records of the Company, at a purchase price of $250,000 (the "Tangible Asset Purchase Price"). Such assets shall be free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances, and other adverse claims or interests of any kind ("Encumbrances"). The assets being purchased by Purchaser pursuant to this Agreement are collectively referred to herein as the "Acquired Tangible Assets." The Acquired Tangible Assets include, without limitation, all of the Company's right, title and interest in, to and under all equipment, machinery, goods, computer hardware, office furniture, fixtures, office materials and supplies, tooling, spare parts, leasehold improvements and other tangible personal property, including, without limitation, the equipment described in Exhibit A, and all rights to the warranties received from the manufacturers and distributors of all such equipment and personal property and any related claims, credits, rights of recovery and setoffs with respect to such equipment and personal property.

        (b) The Company will not transfer to the Purchaser and the Purchaser will not acquire the assets identified on Exhibit B attached hereto (the "Excluded Assets"), which are specifically excluded from the Acquired Tangible Assets and which will remain the Company's property.

        (c) Subject to the terms and conditions hereof, at the Closing (as defined below), the Purchaser agrees to assume and accept from the Company all of the Company's right, title and interest in and to the leases of the Company listed on Exhibit C attached hereto (the "Leases") and the Company agrees to sell, assign, transfer, convey and deliver to Purchaser the Leases. The Purchaser will assume from the Company the liabilities and obligations of the Company under the Leases attributable to the period after the Closing.

        (d) The Purchaser will not assume from the Company any liabilities other than the liabilities of the Company under the Leases attributable to the period after the Closing. All other liabilities shall remain obligations and liabilities of the Company.

        (e) The Tangible Asset Purchase Price shall be allocated among the Acquired Tangible Assets according to a purchase price allocation statement (the "Allocation") to be agreed upon by the parties within 15 business days after the Closing Date (as defined below), attached as Exhibit D. The Allocation will be binding on the Purchaser and the Company for all federal, state and local tax purposes. The parties agree to report the Allocation consistently therewith on Internal Revenue Service Form 8594 and to attach Form 8594 to their respective federal income tax forms for the 1999 tax year. The failure to comply with the reporting obligations set forth in this Section 1.1(e) will constitute a material breach of this Agreement.

        (f) All title, recording and transfer fees payable or assessable in connection with the sale and transfers contemplated by this Agreement, together with any and all sales taxes payable or assessable in connection with the sale and transfers contemplated by this Agreement, if any, will be borne by the Company. All compliance with bulk sale laws of the state of Washington arising in connection with sales and transfers contemplated by this Agreement, if any, shall be borne by the Purchaser.

        (g) Notwithstanding anything in this Agreement to the contrary, this Agreement will not constitute an agreement to assign any Lease or any claim, right or benefit arising thereunder or resulting therefrom if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Company or the Purchaser thereunder. Until such consent is obtained, or if an attempted assignment thereof would be



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

ineffective or would adversely affect the rights of the Company or the Purchaser thereunder so that the Purchaser would not in fact receive all such rights, the Purchaser and the Company will cooperate with each other in any arrangement designed to provide for the Purchaser the benefits of any such claim, contract, license or other agreement. Any transfer or assignment to the Purchaser by the Company of any contract or agreement that requires the consent or approval of any third party will, without reducing or adversely affecting the obligations of the Company to transfer or assign such Lease set forth in this Article I or the representations of the Company set forth in Article III, be made subject to such consent or approval being obtained.

1.2     OFFERS OF EMPLOYMENT

        Subject to the terms and conditions hereof, prior to the Closing, the Purchaser will offer to each employee of the Company listed on Exhibit E attached hereto (collectively, the "Seattle Office Employees") a position with the Purchaser that includes compensation and benefit arrangements which, when taken together, are at or above such Seattle Office Employee's employment arrangement with the Company.

1.3     AUTHORIZATION AND SALE OF THE SHARES

        Subject to the terms and conditions hereof, at the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 1,219,512 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") at a purchase price of $4.10 per share for a total purchase price of $5,000,000 (the "Share Purchase Price").

                            ARTICLE II - THE CLOSING

2.1     CLOSING DATE

        The consummation of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Seattle, Washington 98101 at 10:00 a.m., on February 12, 1999 or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the "Closing Date").

2.2     DELIVERY

        At the Closing, the Purchaser shall deliver payment of the Share Purchase Price for the Shares and the Tangible Asset Purchase Price for the Acquired Tangible Assets by wire transfer. Within three business days of the Closing Date, the Company shall cause to be delivered to the Purchaser certificate(s) representing the Shares.



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

2.3     DOCUMENTS TO BE DELIVERED BY THE COMPANY

        The Company shall deliver to the Purchaser at the Closing:

        (a) a certificate executed by the President of the Company certifying that the representations and warranties made by the Company in Article III hereof are true and correct as of the Closing and that the Company has performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing;

        (b) an opinion of counsel substantially in the form attached as Exhibit F hereto; and

        (c) any consent to assignment by third parties to any Lease, if required by the terms of such Lease, except for such consents to be obtained after the Closing as set forth on Exhibit C.

2.4     DOCUMENTS TO BE DELIVERED BY THE COMPANY AND THE PURCHASER

        The Company and the Purchaser shall each execute and deliver to each other:

        (a) the Bill of Sale substantially in the form attached as Exhibit G hereto;

        (b) the Assignment and Assumption Agreement substantially in the form attached as Exhibit H hereto; and

        (c) the Cross-Receipt substantially in the form attached as Exhibit I hereto.

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

        The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

3.1     ORGANIZATION

        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by the Company, or the nature of the business conducted by the Company, makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

3.2     VALID ISSUANCE OF COMMON STOCK

        The Shares, when issued and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, free of pre-emptive rights and issued in compliance with all applicable federal or state securities laws.

3.3     AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS

        (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        (b) The execution and delivery by the Company of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound, or
(iii) to the Company's knowledge, conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

        (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

3.4     COMMISSION FILINGS; NASDAQ LISTING

        (a) The Company has filed with the Securities and Exchange Commission (the "Commission") all forms, reports and documents required to be filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 22, 1994 (collectively, the "Company Commission Reports"). The Company Commission Reports (i) comply in all material respects with the applicable requirements of the Exchange Act, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b)    The Common Stock is listed on the Nasdaq National Market.

3.5     CORPORATE CHARTER

        The Company previously has furnished to the Purchaser true and complete copies of the Company's Delaware Certificate of Incorporation and Bylaws as currently in effect, including all amendments thereto.

3.6     STOCKHOLDERS CONSENT

        No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement or to consummate the transactions contemplated hereby and thereby.

3.7     SEATTLE OFFICE CONTRACTS

        (a) Exhibit C contains a true and complete list of all contracts, agreements, arrangements and understandings, oral or written, to which the Company is a party or by which the Company is bound, that relate to or involve the Seattle Office.

        (b) The Leases are valid, binding and enforceable in accordance with their terms against each party thereto and are in full force and effect; the Company has performed all obligations imposed on it thereunder and neither the Company nor, to the knowledge of the Company, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. True and complete copies of each Lease have been delivered to the Purchaser. The Company has not received notice, nor is the Company otherwise aware, that any party to any such Lease intends to cancel, terminate or refuse to renew such Lease or to exercise or decline to exercise any option or right thereunder.

3.8     NO IMPEDIMENTS TO HIRING SEATTLE OFFICE EMPLOYEES

        The Company has not made statements or counter proposals to any Seattle Office Employee designed to impede the Purchaser's hiring of such employee. The Company has:

        (a) encouraged each Seattle Office Employee to give full and appropriate consideration to the Purchaser's offer of employment;

        (b) recommended to each Seattle Office Employee that he or she accept the Purchaser's offer of employment; and

        (c) advised each Seattle Office Employee of their greater long-term employment prospects in the Seattle job market by accepting the Purchaser's offer of employment.

3.9     NO ENCUMBRANCES

        The Company has taken all actions with respect to the transactions contemplated by this Agreement that are necessary or required to transfer the Acquired Tangible Assets and the Leases to the Purchaser free and clear of all Encumbrances. The Company owns all right, title and interest in and to the Acquired Tangible Assets, free and clear of all Encumbrances of any other person or entity. The execution and delivery of this Agreement will convey, transfer and assign to the Purchaser good and marketable title to the Acquired Tangible Assets and associated proprietary rights free and clear of all Encumbrances of any person or entity.

3.10    IRREVOCABLE INSTRUCTIONS TO ISSUE CERTIFICATES

        The Company has delivered to its transfer agent irrevocable instructions to issue certificates representing the Shares to the Purchaser within three business days of the Closing Date.

                 ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF
                                  THE PURCHASER

        The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

4.1     AUTHORITY

        The Purchaser has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares hereunder, and to perform its obligations under the terms of this Agreement.

4.2     AUTHORIZATION

        All corporate action on the part of the Purchaser necessary for the purchase of the Shares and the performance of the Purchaser's obligations hereunder has been taken. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

4.3     PURCHASE ENTIRELY FOR OWN ACCOUNT

        This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

4.4     INVESTMENT EXPERIENCE

        The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. The Purchaser is not a "broker" or a "dealer" as defined in the Exchange Act.

4.5     RESTRICTED SECURITIES

        The Purchaser understands that the Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

4.6     LEGENDS

        The Purchaser understands that the Shares, and any securities issued in respect thereof or exchanged therefor, will bear a legend substantially similar to the following:

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (b) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL, ACCEPTABLE TO THE COMPANY, FOR THE HOLDER OF THESE SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                              ARTICLE V - COVENANTS

5.1     SHARES LISTED ON THE NASDAQ NATIONAL MARKET

        By or before the time the Shares shall become publicly tradeable pursuant to the applicable U.S. securities laws, the Company shall take all reasonable actions to



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

list the Shares on the Nasdaq National Market, provided that the Company shall not be obligated to register the Shares under the Securities Act.

5.2     NO IMPEDIMENTS TO HIRING SEATTLE OFFICE EMPLOYEES

        After the Closing, the Company shall not to make statements or counter proposals to any Seattle Office Employee designed to impede the Purchaser's hiring or retention of such employee.

                          ARTICLE VI - INDEMNIFICATION

6.1     INDEMNIFICATION BY THE COMPANY

        The Company will defend, indemnify and hold harmless the Purchaser and its officers, directors and stockholders from and against any claims, losses, liabilities, actions, damages, costs and expenses (including reasonable attorney's fees) incurred by the Purchaser or its officers, directors or stockholders arising out of or in connection with:

        (a) any breach of the representations or warranties made by the Company under this Agreement or in any certificate, agreement or other instrument delivered by the Company pursuant to this Agreement;

        (b) any failure by the Company to perform any of its covenants or agreements contained in this Agreement or in any certificate, agreement or other instrument delivered by the Company pursuant to this Agreement; or

        (c) any Seattle Office Employee who does not accept the Purchaser's offer of employment.

The maximum aggregate liability for indemnification under this Section 6.1 shall be limited to $5,250,000.

6.2     INDEMNIFICATION BY THE PURCHASER

        The Purchaser will defend, indemnify and hold harmless the Company and its officers, directors and stockholders from and against any claims, losses, liabilities, actions, damages, costs and expenses (including reasonable attorney's fees) incurred by the Company or its officers, directors or stockholders arising out of or in connection with:




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

        (a) any breach of the representations or warranties made by the Purchaser under this Agreement or in any agreement or other instrument delivered by the Purchaser pursuant to this Agreement; or

        (b) any failure by the Purchaser to perform any of its covenants or agreements contained in this Agreement or in any agreement or other instrument delivered by the Purchaser pursuant to this Agreement.

The maximum aggregate liability for indemnification under this Section 6.2 shall be limited to $5,250,000.

                          ARTICLE VII - MISCELLANEOUS

7.1     GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that state.

7.2     SURVIVAL

        The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

7.3     SUCCESSORS AND ASSIGNS

        Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4     ENTIRE AGREEMENT; AMENDMENT

        This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

7.5     NOTICES AND OTHER COMMUNICATIONS

        Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery,



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

(ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchaser as the case may be at the following address:


To the Purchaser:  Amazon.com, Inc.
                   1516 Second Avenue
                   Seattle, Washington 98101
                   Attn: Ryan Sawyer
                   Facsimile: (206) 694-2082

With a copy to:    Perkins Coie LLP
                   1201 Third Avenue
                   Seattle, Washington 98101
                   Attn.: Michael Deal
                   Facsimile: (206) 583-8500

To the Company:    Geoworks Corporation
                   960 Atlantic Avenue
                   Alameda, California 94510
                   Attn.: Stephen T. Baker
                   Facsimile: (510) 814-4250

With a copy to:    Donald G. Ezzell
                   Arter & Hadden
                   725 S. Figueroa Street, Suite 3400
                   Los Angeles, California 90017
                   Facsimile: (213) 617-9255

or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated above). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or



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

certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

7.6     DELAYS OR OMISSIONS

        No delay or omission to exercise any right, power or remedy accruing to either party hereto, upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

7.7     SPECIFIC PERFORMANCE

        Each of the parties hereto acknowledges and agrees that the other party hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other party hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity.

7.8     SEPARABILITY OF AGREEMENTS; SEVERABILITY OF THIS AGREEMENT

        In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.9     PARTIES IN INTEREST

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.10    FINDER'S FEES

        Each party hereto (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the party in breach of this representation and warranty, or any of its employees or representatives, is responsible.

7.11    COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

7.12    ATTORNEYS' FEES

        If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

7.13    EXPENSES

        Each party shall bear its own expenses incident to negotiations, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its counsel, whether or not such transaction is consummated.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        AMAZON.COM, INC.



                                        By: /s/ Randy Tinsley
                                            ------------------------------
                                        Its:  Treasurer
                                             -----------------------------


                                        GEOWORKS CORPORATION



                                        By: /s/ Lars Stenstedt
                                            ------------------------------
                                        Its:  Vice President, Sales
                                             -----------------------------
                                              and Business Development









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